Exhibit 32.1

CERTIFICATION

(Pursuant to 18 U.S.C. Section 1350)

The undersigned hereby certify on the date hereof that (i) the Quarterly Report on Form 10-Q (the “Report”) for the quarter ended March 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant as of and for the period covered in the Report.

Date: May 9, 2012	/s/ Ronald Leon Moore
Ronald Leon Moore
Chairman, President & Chief Executive Officer

Date: May 9, 2012	/s/ J. Alan Dickerson
J. Alan Dickerson
Chief Financial Officer & Vice President